UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
Date of earliest
event reported):	March 15, 2006

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On March 15, 2006, Gehl Company (the “Company”) entered into an asset securitization facility (the “2006 Securitization Facility”) with JP Morgan Chase Bank, N.A. and certain of its affiliates under which the Company may sell, through a revolving facility, up to $300 million of retail and fleet installment sale contracts. Under the 2006 Securitization Facility the Company will receive the proceeds of approximately 90% of the discounted value of contracts sold before payment of costs and expenses. The 2006 Securitization Facility should increase the Company’s contract financing capacity, lower costs, and improve administrative efficiencies as compared to the securitization facility the Company entered into in February 2005 (the “2005 Securitization Facility”).

        The Company previously disclosed, in a Form 8-K dated as of February 8, 2006, that it had terminated the 2005 Securitization Facility effective February 24, 2006 (except for certain payment obligations due no later than May 15, 2006). As part of the initial sale of contracts under the 2006 Securitization Facility, the Company and its subsidiaries satisfied all payment obligations due under the 2005 Securitization Facility.

        Copies of the following agreements, which collectively contain the material terms of the 2006 Securitization Facility, are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively to this Current Report on Form 8-K and are incorporated by reference herein:

•	Receivables Sale Agreement, dated March 15, 2006, between the Company and Gehl Receivables II, LLC;
•	Receivables Purchase and Sale Agreement, dated March 15, 2006, between Gehl Receivables II, LLC and Gehl Funding II, LLC;
•	Receivables Purchase Agreement, dated March 15, 2006, between the Company, Gehl Funding II, LLC, Park Avenue Receivables Company, LLC and JP Morgan Chase Bank, N.A.;
•	Receivables Sale and Assignment Agreement, dated March 15, 2006, between Gehl Funding LLC and Gehl Funding II, LLC; and
•	Performance Undertaking, dated March 15, 2006, between the Company and Gehl Funding II, LLC.

Forward Looking Statements

        Certain statements included in this Report are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of the date of this Report.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Receivables Sale Agreement, dated March 15, 2006, between the Company and Gehl Receivables II, LLC.

(10.2)	Receivables Purchase and Sale Agreement, dated March 15, 2006, between Gehl Receivables II, LLC and Gehl Funding II, LLC.

(10.3)	Receivables Purchase Agreement, dated March 15, 2006, between the Company, Gehl Funding II, LLC, Park Avenue Receivables Company, LLC and JP Morgan Chase Bank, N.A.

(10.4)	Receivables Sale and Assignment Agreement, dated March 15, 2006, between Gehl Funding LLC and Gehl Funding II, LLC.

(10.5)	Performance Undertaking, dated March 15, 2006, between the Company and Gehl Funding II, LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: March 20, 2006	By: /s/ Thomas M. Rettler
Thomas M. Rettler
Vice President and Chief Financial Officer

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated March 15, 2006

Exhibit
Number

(10.1)	Receivables Sale Agreement, dated March 15, 2006, between the Company and Gehl Receivables II, LLC.*

(10.2)	Receivables Purchase and Sale Agreement, dated March 15, 2006, between Gehl Receivables II, LLC and Gehl Funding II, LLC.*

(10.3)	Receivables Purchase Agreement, dated March 15, 2006, between the Company, Gehl Funding II, LLC, Park Avenue Receivables Company, LLC and JP Morgan Chase Bank, N.A.**

(10.4)	Receivables Sale and Assignment Agreement, dated March 15, 2006, between Gehl Funding LLC and Gehl Funding II, LLC.*

(10.5)	Performance Undertaking, dated March 15, 2006, between the Company and Gehl Funding II, LLC.

*	Exhibit III to this document is not being filed herewith. The registrant agrees to furnish supplementally a copy of such exhibit to the Securities and Exchange Commission upon request.

**	Exhibit IV to this document is not being filed herewith. The registrant agrees to furnish supplementally a copy of such exhibit to the Securities and Exchange Commission upon request.